Exhibit 99.1

Cadrenal Therapeutics Appoints Jeff Cole as Chief Operating Officer in Advance of Tecarfarin Phase 3 Pivotal Trial

PONTE VEDRA, Fla., Feb. 8, 2024 /PRNewswire/ -- Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a biopharmaceutical company developing tecarfarin, a novel Vitamin K Antagonist (VKA) for unmet needs in anticoagulation (blood thinning) therapy, today announced the appointment of Jeff Cole to the newly created position of Chief Operating Officer. In this role, Mr. Cole will be responsible for the Company’s manufacturing and supply chain operations, intellectual property, commercialization strategies, and supporting partnering activities for tecarfarin.

Mr. Cole brings over 25 years of experience in global pharmaceutical manufacturing and commercial operations, finance, and corporate development to the Company. This includes senior executive roles at both private and publicly-traded companies such as Espero BioPharma, Valeant Pharmaceuticals International (now Bausch Health Companies), and Legacy Pharmaceuticals. Mr. Cole co-founded Espero, a biopharmaceutical company focusing on the late-stage development and commercialization of medicines to treat cardiovascular diseases, and served as Board Director, President, and Chief Financial Officer where he was responsible for the company’s supply chain, commercialization, and multiple licensing and M&A transactions.

“Jeff is an extremely accomplished pharmaceutical operations executive with a deep understanding of product development, manufacturing, and commercialization. His experience will serve Cadrenal well as we advance our tecarfarin clinical program and evaluate partnering opportunities,” commented Quang Pham, Founder, Chairman and Chief Executive Officer of Cadrenal Therapeutics.

While at Valeant, Mr. Cole held roles of increasing responsibility, including as General Manager, Vice President of Corporate Development, and Chief Financial Officer of North America, where revenue more than tripled during his tenure. As General Manager at Valeant, Mr. Cole managed a division of U.S. prescription and OTC products across multiple therapeutic areas responsible for product development, supply, and commercial operations. Prior to the pharmaceutical industry, Mr. Cole served as Principal in the Financial Management Consulting practice at PricewaterhouseCoopers.

“I am excited to be joining the team at Cadrenal at a pivotal time when demand is increasing for a new anticoagulation therapy to address the unmet needs for patients with left ventricular assist devices (LVADs), antiphospholipid syndrome (APS), and those with end-stage kidney disease (ESKD) and atrial fibrillation (AFib),” added Jeff Cole. “I look forward to leveraging my experience to advance tecarfarin to the market and help those underserved patient groups.”

Mr. Cole holds an MBA with honors from the University of Michigan and a BS in accounting from the University of Southern California.

ABOUT CADRENAL THERAPEUTICS, INC.

Cadrenal Therapeutics is developing tecarfarin for unmet needs in anticoagulation therapy. Tecarfarin is a late-stage novel oral and reversible anticoagulant (blood thinner) to prevent heart attacks, strokes, and deaths due to blood clots in patients with certain medical conditions. Tecarfarin has orphan drug and fast track designations from the FDA for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with end-stage kidney disease (ESKD) and atrial fibrillation (AFib). Cadrenal is also pursuing additional regulatory strategies for unmet needs in anticoagulation therapy for patients with left ventricular assist devices (LVADs) and those with thrombotic antiphospholipid syndrome (APS). Tecarfarin is specifically designed to leverage a different metabolism pathway than the oldest and most commonly prescribed Vitamin K Antagonist (warfarin). Tecarfarin has been evaluated in eleven (11) human clinical trials and more than 1,000 individuals. In Phase 1, Phase 2, and Phase 2/3 clinical trials, tecarfarin has generally been well-tolerated in both healthy adult subjects and patients with chronic kidney disease. For more information, please visit: www.cadrenal.com.

Safe Harbor Statement

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the Mr. Cole’s experience serving the Company well as it advances its tecarfarin clinical program and evaluates partnering opportunities and leveraging Mr. Cole’s experience to advance tecarfarin to the market and help underserved patient groups. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the expected contribution from Mr. Cole and the ability to advance tecarfarin with patients with left ventricular assist devices (LVADs), thrombotic APS, and those with AFib and ESKD and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Cadrenal Therapeutics:

Matthew Szot, CFO

858-337-0766

press@cadrenal.com

Investors:

Lytham Partners, LLC

Robert Blum, Managing Partner

602-889-9700

CVKD@lythampartners.com